SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 5, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

DuPont Fabros Technology (“We” or the “Company”) is filing this Current Report on Form 8-K to conform our consolidated historical financial statements to reflect our adoption as of January 1, 2009 of Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51. SFAS No. 160 establishes accounting and reporting standards which are applied retrospectively for all periods presented. Following adoption of SFAS No. 160, we have retrospectively changed the classification and presentation of noncontrolling interest, previously referred to as minority interest. The adoption of SFAS No. 160 had no effect on our net income attributable to controlling interests, earnings per share, cash flow from operating activities or any asset or liability account.

In connection with our adoption of SFAS No. 160, we also have retroactively adopted the measurement provisions of EITF Topic D-98, Classification and Measurement of Redeemable Securities. As a result, because the redemption value of the redeemable noncontrolling interests exceeded its historical value by approximately $120 million as of December 31, 2007, we have adjusted the historical redeemable noncontrolling interests balance as of December 31, 2007 by this amount to reflect its redemption value as of that date. No adjustment has been made to the redeemable noncontrolling interests balance as of December 31, 2008. See footnote 2 to the Company's consolidated financial statements attached hereto as Exhibit 99.1 for further discussion.

As a convenience to investors, we are making available in Exhibit 99.1 our historical consolidated financial information as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2006 and for the periods from January 1, 2007 to October 23, 2007 and from October 24, 2007 to December 31, 2007 presented in accordance with the requirements of SFAS No. 160 and EITF Topic D-98. In addition to the financial statements, we have conformed the disclosures that appeared in the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the adoption of SFAS No. 160 and EITF Topic D-98. This Form 8-K does not attempt to modify or update any of the information in this filing other than for the adoption of SFAS No. 160 and EITF D-98. Also, we have included Item 9A – Control and Procedures from our Form 10-K since the Report of Independent Registered Public Accounting Firm regarding internal control over financial reporting references that item.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated financial information

	Index to Exhibit 99.1	Page No.
	Selected Financial Data	1

	Management’s Discussion and Analysis of Financial Condition and Results of Operations	4

	Consolidated Financial Statements	19

	Controls and Procedures	49

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 5, 2009	/s/ Mark L. Wetzel
Mark L. Wetzel
Executive Vice President, Chief Financial Officer and Treasurer